Exhibit 10.63

SHAREHOLDERS AGREEMENT

by and among

AFFILIATES INSURANCE COMPANY,

FIVE STAR QUALITY CARE, INC.,

HOSPITALITY PROPERTIES TRUST,

HRPT PROPERTIES TRUST,

SENIOR HOUSING PROPERTIES TRUST,

TRAVELCENTERS OF AMERICA LLC

and

REIT MANAGEMENT & RESEARCH LLC

February 27, 2009

TABLE OF CONTENTS

		Page

	ARTICLE I

	INVESTMENT IN THE COMPANY; FORMATION AND LICENSING EXPENSES

1.1	Purchase and Sale of Shares	2
1.2	Future Share Issuances	2
1.3	Formation and Licensing Expenses	2

	ARTICLE II

	BOARD COMPOSITION

2.1	Board Composition	2

	ARTICLE III

	TRANSFER OF SHARES;
	PREEMPTIVE RIGHTS; CALL RIGHTS

3.1	Transfer of Shares; No Pledging of Shares	3
3.2	Preemptive Rights	4
3.3	Change of Control Call Option	6
3.4	Permitted New Issuance of Shares	9

	ARTICLE IV

	SPECIAL SHAREHOLDER APPROVAL REQUIREMENTS.

4.1	Special Shareholder Approval Requirements	9

	ARTICLE V

	OTHER COVENANTS AND AGREEMENTS

5.1	Organizational Documents	10
5.2	Reports and Information Access	10
5.3	Compliance with Laws	10
5.4	Cooperation; Further Assurances	11
5.5	Confidentiality	11
5.6	Required Regulatory Approvals	11
5.7	REIT Matters	12

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1	The Company	12
6.2	The Shareholders	14

	ARTICLE VII

	TERMINATION

7.1	Termination	15

	ARTICLE VIII

	MISCELLANEOUS

8.1	Notices	16
8.2	Successors and Assigns; Third Party Beneficiaries	17
8.3	Amendment and Waiver	17
8.4	Counterparts	18
8.5	Headings	18
8.6	Governing Law	18
8.7	Dispute Resolution	18
8.8	Interpretation and Construction	19
8.9	Severability	20
8.10	Entire Agreement	20
8.11	Non-liability of Trustees and Directors	20

SHAREHOLDERS AGREEMENT

AFFILIATES INSURANCE COMPANY

This Shareholders Agreement (this “Agreement”), dated February 27, 2009, by and among Affiliates Insurance Company, a company being formed and licensed as an insurance company in the State of Indiana (the “Company”), Five Star Quality Care, Inc., a Maryland corporation (“FVE”), Hospitality Properties Trust, a Maryland real estate investment trust (“HPT”), HRPT Properties Trust, a Maryland real estate investment trust (“HRP”), Senior Housing Properties Trust, a Maryland real estate investment trust (“SNH”), TravelCenters of America LLC, a Delaware limited liability company (“TA”), and Reit Management & Research LLC, a Delaware limited liability company (“RMR”, and together with FVE, HPT, HRP, SNH and TA, the “Shareholders”).

RECITALS

WHEREAS, the Company has been formed as an insurance company domiciled in the State of Indiana; and

WHEREAS, the Shareholders have agreed to make capital contributions to the Company as further detailed in this Agreement and that as of the funding of those capital contributions as provided in this Agreement the Shareholders will be the sole shareholders of the Company; and

WHEREAS, the Shareholders and the Company desire to enter into this Agreement in order to set forth certain agreements and understandings relating to the business and governance of the Company, the Shares (as defined herein) held by the Shareholders and certain other matters;

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

INVESTMENT IN THE COMPANY; FORMATION AND LICENSING EXPENSES

1.1           Purchase and Sale of Shares.

(a)        Concurrently with the execution and delivery of this Agreement by the Company and the Shareholders, the Company shall issue and sell to each Shareholder, and each Shareholder shall purchase from the Company, 100 shares of common stock, par value of $10.00 per share, of the Company (the “Shares”) at a purchase price of $250.00 per Share.

(b)        Within five business days after the Company notifies the Shareholders that the Department of Insurance of the State of Indiana has notified the Company that it intends to commence its financial review of the Company, the Company shall issue and sell to each Shareholder, and each Shareholder shall purchase from the Company, an additional 19,900 Shares at a purchase price of $250.00 per Share.

1.2           Future Share Issuances.  No Shareholder shall be obligated to purchase additional Shares or any other securities of the Company and any future proposed issuance and sale of Shares or any other securities of the Company shall be subject to Section 3.2; provided, however, that the parties hereto acknowledge that the Company may need to seek additional capital in the future and that it is the intention of the Shareholders that they each may, but shall not be obligated to, contribute to the Company up to an additional $5 million of capital during the period between the second and fifth anniversaries of the date of this Agreement.

1.3           Formation and Licensing Expenses.  The Company shall pay for all costs, fees and expenses in connection with the formation and licensing of the Company as an Indiana insurance company.  The Shareholders shall reimburse the Company for such amounts paid by the Company in equal proportion.

ARTICLE II

BOARD COMPOSITION

2.1           Board Composition.

(a)        For as long as the Shareholders collectively own a majority of the issued and outstanding Shares, the board of directors of the Company (the “Board”) shall consist of not less than five nor more than fifteen members, with the actual number determined in accordance with the Bylaws of the Company, as in effect from time to time, and subject in all instances to this Section 2.1.  As of the date of this Agreement, the Board shall initially consist of thirteen members.  For so long as required by applicable Indiana law, at least one member of the Board shall be an Indiana resident.  Except as otherwise provided in Section 2.1(c), no Shareholder having a right to designate any director pursuant to this Article II shall be required to designate an Indiana resident as a director pursuant to such right; provided, however, that this sentence shall in no way limit the application of the immediately preceding sentence.

(b)        For so long as a Shareholder (other than RMR) owns not less than 10% of the issued and outstanding Shares, such Shareholder shall have the right to designate two directors for election to the Board.

(c)        For so long as RMR owns not less than 10% of the issued and outstanding Shares, RMR shall have the right to designate three directors for election to the Board.  For so long as RMR has the right to designate directors pursuant to the immediately preceding sentence, Indiana law requires the Board to include an Indiana resident as a director of the Company and no other Shareholder designates an Indiana resident as a director of the Company, RMR shall designate at least one Indiana resident to be a director.

(d)        Each Shareholder will vote, execute and deliver written consents and take all other necessary action (including, if necessary, causing the Company to call a special meeting of shareholders of the Company) in favor of the election of each director designated by a Shareholder in accordance with this Article II and otherwise to ensure that the composition of the Board is at all times as set forth in this Article II.  Each Shareholder agrees that it will not vote any of its Shares in favor of removal of any director designated by another Shareholder unless such other Shareholder shall have consented to such removal in writing.  Each Shareholder agrees to cause to be called, if necessary, a special meeting of shareholders of the Company and to vote all the Shares owned by such Shareholder for, or to take all actions in lieu of any such meeting necessary to cause, the removal of any director designated by such Shareholder if the Shareholder entitled to designate such director requests in writing, signed by such Shareholder, such director’s removal for any reason or no reason.

(e)        If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy with respect to any director previously designated by a Shareholder in accordance with such Shareholder’s right under this Article II to so designate such director, such Shareholder shall have the right to designate a replacement director.  Upon such designation, the Shareholders shall promptly take all action necessary to ensure the election of such replacement director to fill the unexpired term of the director whom such new director is replacing, including, if necessary, calling a special meeting of shareholders of the Company and voting their Shares, or executing any written consent in lieu thereof, in favor of the election of such director.

ARTICLE III

TRANSFER OF SHARES;
PREEMPTIVE RIGHTS; CALL RIGHTS

3.1           Transfer of Shares; No Pledging of Shares.

(a)        The Shareholders may not, directly or indirectly, transfer any Shares, except that a Shareholder may transfer Shares owned by it to a wholly owned subsidiary of such Shareholder, to another Shareholder or to a wholly owned subsidiary of another Shareholder.  Any purported transfer of Shares in contravention of this Section 3.1 shall be null and void and of no force or effect.

(b)        The Shareholders may not pledge their Shares (other than pledges arising from the operation of law and not as a result of the Shareholder’s express granting of a pledge); provided, however, that any pledge or other lien, charge or encumbrance which may arise by application of the terms of any agreement, contract, license, permit or instrument existing on the date hereof (an “Existing Pledge”) on a Shareholder’s Shares shall not be a violation of this Section 3.1(b); and provided further, however, any transfer which results from exercise of rights under a permitted lien, charge or encumbrance shall be subject to the call rights of the Company and the other Shareholders set forth in Section 3.3 to the fullest extent permitted by applicable law and existing contracts as if such a transfer constitutes a “Change of Control”.  Any Shareholder whose Shares would be subject to an Existing Pledge shall use best efforts to cause the pledgee under an Existing Pledge, prior to any exercise by the pledgee of its rights on the Shareholder’s Shares, to take all actions under applicable law which are required to be taken prior to any such exercise, including obtaining any necessary approvals from the Indiana Department of Insurance and Indiana Insurance Commissioner.

3.2           Preemptive Rights.

(a)        If, at any time after the date hereof, the Company wishes to issue any capital stock of the Company or any other securities convertible into or exchangeable or exercisable for capital stock of the Company (collectively, “New Securities”) to any person or entity (the “Subject Purchaser”), then the Company shall first offer the Appropriate Percentage (as defined herein) of the New Securities (the “Allocated Shares”) to each Shareholder (each, a “Preemptive Rightholder” and collectively, the “Preemptive Rightholders”) by sending written notice (the “New Issuance Notice”) to each of the Preemptive Rightholders, which New Issuance Notice shall state the terms of such proposed issuance, including the number of New Securities proposed to be issued and the proposed purchase price per security of the New Securities (the “Proposed Price”).  Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the Company shall have terminated the contemplated issuance of New Securities in its entirety at which time the rights set forth herein shall be applicable to any proposed issuance subsequent to any such termination.  For purposes of this Section 3.2, “Appropriate Percentage” shall mean that percentage of the New Securities determined by dividing (i) the total number of Shares then owned by a Preemptive Rightholder by (ii) the total number of Shares owned by all the Preemptive Rightholders.

(b)        For a period of 20 days after the giving of the New Issuance Notice pursuant to Section 3.2(a) (the “Initial Preemptive Subscription Period”), each of the Preemptive Rightholders shall have the right to purchase, in whole or in part, the Allocated Shares offered to such Preemptive Rightholder as determined pursuant to Section 3.2(a) at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice.

(c)        The right of each Preemptive Rightholder to purchase the New Securities so offered under Section 3.2(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Initial Preemptive Subscription Period, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 3.2(a).  The failure of a Preemptive Rightholder to respond prior to the expiration of the Initial Preemptive Subscription Period shall be deemed to be a waiver of such Preemptive Rightholder’s rights under this Agreement solely with respect to its right to purchase the New Securities referenced in the New Issuance Notice; provided that each Preemptive Rightholder may waive its rights under Section 3.2(b) prior to the expiration of Initial Preemptive Subscription Period by giving written notice of such waiver to the Company.

(d)        If as of the expiration of the Initial Preemptive Subscription Period, some but not all of the Preemptive Rightholders have exercised their right to purchase the full amount of New Securities to which they are entitled to purchase pursuant to Sections 3.2(b) and (c) (any such Preemptive Rightholder which has exercised in full its rights to purchase such New Securities, a “Fully Exercising Preemptive Rightholder”), the Fully Exercising Preemptive Rightholders shall have the right to purchase, in whole or in part, their Oversubscription Appropriate Percentage (as defined herein) of the New Securities which the Preemptive Rightholders did not exercise their right to purchase pursuant to Sections 3.2(b) and (c) (the “Undersubscribed Shares”) at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice.  The right of the Fully Exercising Preemptive Rightholders to purchase the Undersubscribed Shares may be exercised for a period of ten days following the earlier of the expiration of the Initial Preemptive Subscription Period or the date on which notice is given by the Company to such Fully Exercising Preemptive Rightholders that all the Preemptive Rightholders have either exercised their right to purchase the New Securities pursuant to Sections 3.2(b) and (c) or waived their rights to purchase any of such New Securities pursuant to Section 3.2(c) (the “Oversubscription Period”).  For purposes of this Section 3.2, “Oversubscription Appropriate Percentage” shall mean that percentage of the Undersubscribed Shares determined by dividing (i) the total number of Shares then owned by a Fully Exercising Preemptive Rightholder by (ii) the total number of Shares owned by all the Fully Exercising Preemptive Rightholders.

(e)        The right of each Fully Exercising Preemptive Rightholder to purchase Undersubscribed Shares pursuant to Section 3.2(d) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Oversubscription Period, to the Company, which notice shall state the amount of Undersubscribed Shares that such Fully Exercising Preemptive Rightholder elects to purchase pursuant to Section 3.2(d).  The failure of a Fully Exercising Preemptive Rightholder to respond prior to the expiration of the Oversubscription Period shall be deemed to be a waiver of such Fully Exercising Preemptive Rightholder’s rights under this Agreement solely with respect to its right to purchase the Undersubscribed Shares included in the New Securities referenced in the New Issuance Notice; provided that each Fully Exercising Preemptive Rightholder may waive its rights under Section 3.2(d) prior to the expiration of Oversubscription Period by giving written notice of such waiver to the Company.

(f)         The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders, including the Fully Exercising Preemptive Rightholders, pursuant to this Section 3.2 shall be held at such time and place as the parties to the transaction may reasonably agree.  At such closing, the New Securities subscribed for shall be issued by the Company free and clear of all liens, charges or encumbrances (other than those arising hereunder and those attributable to actions by the purchasers thereof).  Each Preemptive Rightholder, including each Fully Exercising Preemptive Rightholder, purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by it.  At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary, appropriate or customary for similar financing transactions.  If any Preemptive Rightholder, including any Fully Exercising Preemptive Rightholder, fails to purchase any New Securities for which it exercised its right to purchase pursuant to Sections 3.2(b) and (c) or 3.2(d) and (e), such New Securities may be purchased by the Fully Exercising Preemptive Rightholders which did purchase all the New Securities for which they exercised their rights to purchase pursuant to Sections 3.2(b), (c), (d) and (e) in the same manner provided in this Section 3.2 with respect to Undersubscribed Shares and the resulting Oversubscription Period with respect to such right to purchase shall be an “Oversubscription Period” for all instances such term is used in this Section 3.2.  Notwithstanding the preceding sentence, the obligations and liability of any Preemptive Rightholder, including any Fully Exercising Preemptive Rightholder, which fails to purchase any New Securities for which it exercised its right to purchase pursuant to Sections 3.2(b) and (c) or 3.2(d) and (e) shall not be relieved as a result of any Fully Exercising Preemptive Rightholder’s right to purchase, or any actual purchase by any Fully Exercising Preemptive Rightholder of, any such New Securities.

(g)        Following the expiration of the later of the Initial Preemptive Subscription Period and, if applicable, the Oversubscription Period, if the Preemptive Rightholders, including any Fully Exercising Preemptive Rightholders, did not exercise their right to purchase any of the New Securities, including the Undersubscribed Shares, which were originally the subject of the New Issuance Notice, then the Company may sell the remaining New Securities to the Subject Purchaser on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into between the Company and the Subject Purchaser and that such sale is consummated by not later than 90 days following the earlier to occur of (i) receipt by the Company of written waivers pursuant to Section 3.2(c) from all the Preemptive Rightholders of their rights to purchase the Appropriate Percentage of New Securities and, if applicable, written waivers pursuant to Section 3.2(e) from all the Fully Exercising Preemptive Rightholders of their rights to purchase the Oversubscription Appropriate Percentage of New Securities, and (ii) the expiration of the Oversubscription Period, if applicable, and if not applicable, the expiration of the Initial Preemptive Subscription Period.  If the sale of any of the New Securities is not consummated by the expiration of such 90 day period, then the preemptive rights afforded to the Shareholders under this Section 3.2 shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Section 3.2.

3.3           Change of Control Call Option.

(a)        By not later than five days following a Change of Control (as defined herein or in Section 3.1(b)) of any Shareholder, such Shareholder shall give the Company and each other Shareholder notice of such Change of Control and shall disclose the number of Shares and any other securities of the Company which were owned by the Shareholder as of immediately prior to such Change of Control of such Shareholder (the “Change of Control Securities”).  If the Shareholder fails to give the notice required by the preceding sentence by the time required thereby, and another Shareholder or the Company is or becomes aware that such Shareholder underwent a Change of Control, then (i) if it is a

Shareholder that is or becomes aware of such Change of Control, that Shareholder shall reasonably promptly inform the Company of such Change of Control and upon the Company being of the reasonable belief that such a Change of Control has occurred, the Company shall reasonably promptly provide the notice to the Shareholders that such Shareholder which underwent the Change of Control failed to provide, or (ii) if it is the Company that is or becomes aware of such Change of Control, the Company shall reasonably promptly provide the notice that such Shareholder which underwent the Change of Control failed to provide.  Any liability of a Shareholder which undergoes a Change of Control for failure to give the notice required by the first sentence of this Section 3.3(a) shall not be relieved as a result of the Company or any other Shareholder being obligated to give, or giving, the notice required by the second sentence of this Section 3.3(a).

(b)        For a period of 20 days following the receipt of a notice given pursuant to Section 3.3(a), the Company shall have the right to purchase from such Shareholder (or its successor, as applicable), in whole or in part, the Change of Control Securities.  The purchase price for the Change of Control Securities shall be the book value, as determined in accordance with the statutory accounting principles applicable to the Company, of the Change of Control Securities as of the time such Shareholder underwent the Change of Control (the “Call Option Purchase Price”).  To exercise its right to purchase the Change of Control Securities, the Company shall deliver written notice of such exercise to the Shareholder which underwent the Change of Control and the other Shareholders prior to the expiration of such 20 day call exercise period. The closing for any such exercised call option shall occur on the fifth business day (or such longer period as may be required by applicable law or in order to obtain applicable regulatory approval) following receipt of the Company’s notice of exercise of its call option by the Shareholder which underwent the Change of Control, or on such other date as may be agreed by the Company and such Shareholder.  At its option, the Company may pay in cash the entire amount of the Call Option Purchase Price at such closing or it may elect to defer any amount of the Call Option Purchase Price.  Any amounts so deferred shall bear interest at the Deferred Interest Rate (as defined herein).  The Company may pay any such deferred amounts and accrued interest thereon at any time and from time to time; provided, however, that all such deferred amounts and accrued but unpaid interest, shall be due and payable on the fifth anniversary of the closing of the applicable call option exercise.

(c)        Shareholders other than the Shareholder which underwent the Change of Control shall have the right to purchase, in whole or in part, any Change of Control Securities not elected to be purchased by the Company pursuant to Section 3.3(b) at a price equal to the Call Option Purchase Price.  To exercise its right to purchase the Change of Control Securities, the applicable Shareholder shall deliver written notice of such exercise to the Shareholder which underwent the Change of Control, the Company and the other Shareholders by not later than the 20 days following the earlier of (i) the expiration of the 20 day period during which the Company has the right to exercise its call option for the Change of Control Securities pursuant to Section 3.3(b) and (ii) the date the Company waives its right to purchase such Change of Control Securities and has given notice of the same to all the Shareholders (such deadline for exercising a right to purchase Change of Control Securities referred to as the “Call Option Exercise Deadline”).  The notice of exercise shall indicate the number of Change of Control Securities that the Shareholder seeks to purchase.  If the aggregate number of Change of Control Securities sought to be purchased by the exercising Shareholders (determined by adding all the eligible securities each Shareholder states it seeks to purchase in its notice of exercise) exceeds the actual number of Change of Control Securities eligible for purchase, the number of Change of Control Securities which may be purchased by a particular applicable Shareholder shall be reduced by an amount equal to the product of the aggregate number of such excess Change of Control Securities sought to be purchased by all the exercising Shareholders multiplied by the quotient of (x) the number of Shares owned by all eligible Shareholders which are exercising their call option rights minus the number of Shares owned by the particular applicable exercising Shareholder divided by (y) the number of Shares owned by all eligible Shareholders which are exercising their call option rights, with any such result rounded up or down to the nearest whole share as reasonably determined by the Company.  The closing of any such exercised call option shall occur on the fifth business day (or such longer period as may be required by applicable law or in order to obtain applicable regulatory approval) following the Call Option Exercise Deadline, or on such other date as may be agreed by the exercising Shareholder, the Company and the Shareholder which underwent the Change of Control.  At its option, the exercising Shareholder may pay in cash the entire amount of the Call Option Purchase Price at such closing or it may elect to defer any amount of the Call Option Purchase Price.  Any amounts so deferred shall bear interest at the Deferred Interest Rate.  The exercising Shareholder may pay any such deferred amounts and accrued interest thereon at any time and from time to time; provided, however, that all such deferred amounts and accrued but unpaid interest, shall be due and payable on the fifth anniversary of the closing of the applicable call option exercise.

(d)        Definitions.  For purposes of this Section 3.3, the following terms have the meanings set forth below:

(i)    “Change of Control” means (A) the acquisition by any person or entity, or two or more persons or entities acting in concert, of beneficial ownership (such term, for purposes of this Section 3.3(d)(i), having the meaning provided such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, or any combination thereof, of the outstanding shares of voting stock or other voting interests of the Shareholder, including voting proxies for such shares, or the power to direct the management and policies of the Shareholder, directly or indirectly, excluding with respect to RMR, any person or entity, or two or more persons or entities acting in concert, beneficially owning 9.8% or more of RMR’s outstanding voting interests as of the date of this Agreement, (B) the merger or consolidation of the Shareholder with or into any other person or entity (other than the merger or consolidation of any person or entity into the Shareholder that does not result in a Change in Control of the Shareholder under clauses (A), (C), (D) or (E) of this definition), (C) any one or more sales or conveyances to any person or entity of all or any material portion of the assets (including capital stock or other equity interests) or business of the Shareholder, (D) the cessation, for any reason, of the individuals who at the beginning of any 38 consecutive month period constituted the board of directors (or analogous governing body) of the Shareholder (together with any new directors (or analogous position) whose election by such board or whose nomination for election by the shareholders of the Shareholder was approved by a vote of a majority of the directors (or analogous position) then still in office who were either directors (or analogous position) at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors (or analogous governing body) of the Shareholder then in office or (E) in respect of a Shareholder other than RMR, the termination (including by means of nonrenewal) of the Shareholder’s management agreement with RMR by such Shareholder or, in response to a breach of such agreement by such Shareholder, by RMR; provided, however, a Change of Control shall not include:  (1) the acquisition by any person or entity, or two or more persons or entities acting in concert, of beneficial ownership of 9.8% or more of the outstanding shares of voting stock or other voting interests of a Shareholder if such acquisition is approved by the governing board of such Shareholder in accordance with the organizational documents of such Shareholder and if such acquisition is otherwise in compliance with applicable law; (2) the merger or consolidation of a Shareholder with one or more other Shareholders or wholly owned subsidiaries of any such Shareholders; or (3) a Change of Control which is approved by Shareholders owning 75% of the Shares owned by all Shareholders.

(ii)   “Deferred Interest Rate” means the London Interbank Offered Rate (rounded upward, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page (or any successor page) as the London interbank offered rate for three month deposits in U.S. dollars at approximately 11:00 a.m. (London time) two days prior to applicable closing date (provided that if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates), plus 100 basis points, and this rate shall be adjusted in three month intervals thereafter, in accordance with the foregoing, with such adjustment date being treated as an “applicable closing date” for purposes of determining the adjusted rate in accordance with the foregoing, for so long as any deferred amount pursuant to Sections 3.2(b) or 3.2(c) may be unpaid.

3.4           Permitted New Issuance of Shares.  The prohibition on transfer of Shares, the preemptive rights and the change of control call options created by Sections 3.1, 3.2 and 3.3 of this Article III shall not apply to any sale of Shares by the Company, or by any Shareholder or Shareholders, if the Shares are sold to an entity which is managed by RMR that purchases insurance from the Company, provided that any such sale does not reduce the ownership of any Shareholder to less than ten percent (10%) of the Company’s outstanding voting Shares.

ARTICLE IV

SPECIAL SHAREHOLDER APPROVAL REQUIREMENTS.

4.1           Special Shareholder Approval Requirements.  For so long as the Shareholders beneficially own a majority of the Company’s issued and outstanding Shares, no action by the Company shall be taken with respect to any of the following matters without the prior affirmative approval of Shareholders owning 75% of the Shares owned by all the Shareholders:

(a)        any amendment to the articles of incorporation or bylaws of the Company;

(b)        any merger of the Company;

(c)        the sale of all or substantially all of the Company’s assets;

(d)        any reorganization or recapitalization of the Company; or

(e)        any liquidation or dissolution of the Company.

If applicable law permits any of the foregoing actions to be taken by the Company without a shareholders vote, the vote of all directors of the Company designated by a Shareholder shall be considered the vote of the Shareholder for purposes of any such action.

ARTICLE V

OTHER COVENANTS AND AGREEMENTS

5.1           Organizational Documents.  Subject to applicable law, each Shareholder shall vote its Shares or execute any consents necessary, and shall take all other actions necessary, to ensure that the Company’s organizational documents facilitate, and do not at any time conflict with any provision of, this Agreement or any applicable law, and to ensure that the provisions hereof are implemented notwithstanding any inconsistent provision in the Company’s organizational documents.  The parties hereto agree to amend, if necessary, the Company’s organizational documents to conform to the provisions set forth in this Agreement, to the extent permitted by applicable law.  In the event of any actual or apparent inconsistency between this Agreement and the organizational documents, then, as among the Shareholders, to the extent permitted by applicable law, this Agreement shall control.

5.2           Reports and Information Access.  For so long as a Shareholder owns not less than 10% of all the issued and outstanding Shares, the Company shall provide periodically, through the director(s) designated by such Shareholder under Section 2.1, to the Shareholder financial information regarding the Company and its operations and the Company shall permit the Shareholder and its representatives reasonable access to the financial reports and records of the Company so that the Shareholder may comply with its financial reporting and tax reporting obligations and procedures, and disclosure obligations under the federal securities laws and other applicable laws.

5.3           Compliance with Laws.  The Company shall comply in all material respects with all applicable laws governing its business and operations.  Except as provided in Section 5.7, if a Shareholder, by virtue of such Shareholder’s ownership interest in the Company or actions taken by the Shareholder affecting the Company, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on the Company or any subsidiary of the Company or any of their respective businesses, assets or operations, including any obligations to make any filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body, such Shareholder shall promptly take all actions necessary and fully cooperate with the Company to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of the Company or any subsidiary of the Company.  Each Shareholder shall use best efforts to cause its shareholders, directors (or analogous position), nominees for director (or analogous position), officers, employees and agents to comply with any applicable laws impacting the Company or any of its subsidiaries or their respective businesses, assets or operations.

5.4           Cooperation; Further Assurances.

(a)        The Shareholders shall cooperate with each other and the Company in furtherance of the Company’s underwriting of insurance policies and coverage with respect to the Shareholders and their respective businesses, assets and properties as well as in furtherance of the development and execution of the Company’s business as an insurer.  The Shareholders intend to transition (but shall not be obligated to do so) their applicable insurance policies and coverage to the Company so that the Company or its third party agents or contracting parties shall become the underwriters of such current and future policies and coverage.

(b)        Each of the parties shall execute such documents and perform such further acts (including obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement or the transactions contemplated hereby, including in connection with any subsequent exercise by a party of a right afforded hereunder to such party.

5.5           Confidentiality.  Except as may be required by applicable law or the rules of any national securities exchange upon which a party’s shares are listed for trading, none of the parties hereto shall make any disclosure concerning this Agreement, the transactions contemplated hereby or the business, operations and financial affairs of the Company without prior approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict any of the parties from disclosing information (a) that is already publicly available, (b) that was known to such party on a non-confidential basis prior to any relevant disclosure, (c) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such party will use reasonable efforts to notify the other party in advance of such disclosure so as to permit the other party to seek a protective order or otherwise contest such disclosure, and such party will use reasonable efforts to cooperate, at the expense of the other party, with the other party in pursuing any such protective order, (d) to the extent that such party reasonably believes it appropriate in order to protect its investment in its Shares in order to comply with any applicable law, (e) to such party’s officers, directors, trustees, advisors, employees, auditors or counsel or (f) as warranted pursuant to the parties’ disclosure obligations under federal securities laws.

5.6           Required Regulatory Approvals.  Certain transactions required, permitted or otherwise contemplated by this Agreement may under certain circumstances require prior filings with and approvals, or non-disapprovals, from the Indiana Department of Insurance or the Indiana Insurance Commissioner.  Such transactions include: (a) issuance or purchase of any additional capital stock of the Company or other securities convertible into or exchangeable or exercisable for capital stock of the Company pursuant to Sections 1.2 or 3.4; (b) transfer of Shares to a wholly owned subsidiary of a Shareholder, to another Shareholder or to a wholly owned subsidiary of another Shareholder pursuant to Sections 3.1(a) or 3.4; (c) exercise of preemptive rights by a Shareholder pursuant to Section 3.2; and (d) exercise of call rights by the Company or a Shareholder pursuant to Section 3.3 (including pursuant to the two provisos in Section 3.1(b)).  Notwithstanding anything to the contrary contained in this Agreement, any such transactions requiring filings with and approvals, or non-disapprovals, from the Indiana Department of Insurance or the Indiana Insurance Commissioner shall not, to the extent within the control of a party hereto, be entered into or consummated unless and until the required filings have been made and the required approvals (or non-disapprovals) have been obtained, and to the extent not within the control of an applicable party hereto, such party shall use best efforts to cause such transactions not to be entered into or consummated unless and until the required filings have been made and the required approvals (or non-disapprovals) have been obtained.

5.7           REIT Matters.  At the request of any Shareholder that intends (for itself or for any of its affiliates) to qualify and be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall (a) join with such Shareholder (or, as applicable, such Shareholder’s affiliate) in making a “taxable REIT subsidiary” election under Section 856(l) of the Code and (b) otherwise reasonably cooperate with any request of such Shareholder (or its affiliate) pertaining to such real estate investment trust status or taxation under the Code.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1           The Company.  The Company represents and warrants to each Shareholder, as of the date of this Agreement and as of the date of the closing of the issuance, sale and purchase of Shares (unless any such representation or warranty speaks as of another date, in which case, as of such date) pursuant to Section 1.1(b), as follows:

(a)        Organization, Existence, Good Standing and Power.  The Company is an Indiana insurance company duly organized, validly existing and in good standing under the laws of the State of Indiana and has the power and authority to execute, deliver and perform its obligations under this Agreement.

(b)        Capitalization; Subsidiaries.

(i)    As of immediately prior to the execution and delivery of this Agreement, there are no securities of the Company issued and outstanding.  Except as provided and contemplated by this Agreement, as of the date of this Agreement, the Company has no commitment or arrangement to issue securities of the Company to any person or entity.

(ii)   As of the date of this Agreement, the Company has no subsidiaries.

(c)        Valid Issuance of Shares.  The Shares being purchased by the Shareholders hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable law.

(d)        Binding Effect.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(e)        No Contravention.  The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder and the consummation by the Company of the transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement (i) have been duly authorized by all necessary company action, (ii) do not contravene the terms of the Company’s organizational documents, (iii) do not materially violate, conflict with or result in any breach or contravention of, or the creation of any material lien, charge or encumbrance under, any material agreement, contract, license, permit or instrument to which the Company is a party or by which the Company or any of its assets or properties are bound and (iv) do not materially violate any law, statute, regulation, order or decree applicable to, or binding upon, the Company or any of its assets or properties.

(f)         Consents.  No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any local, state or federal governmental authority or any other person or entity (individually and collectively, a “Consent”), not already obtained or made, and no lapse of a waiting period under any applicable law, statute, regulation, order or decree, is necessary or required in connection with the execution, delivery or performance by the Company of this Agreement or the transactions contemplated hereby; provided, however, that the foregoing representation and warranty shall not apply to any Consent which may be required in the future as a result of the application of the rights and obligations provided for hereunder or the conducting of the Company’s business.

(g)        Compliance with Laws.  The Company is in compliance in all material respects with all applicable laws, statutes, regulations, orders or decrees applicable to, or binding upon, the Company or any of its assets or properties.

(h)        Offering.  Subject to the accuracy of the Shareholder’s representations and warranties set forth in Sections 6.2(f) through 6.2(i), the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and from all applicable state registration or qualification requirements.  Neither the Company nor any person or entity acting on its behalf will take any action that would cause the loss of such exemption.

(i)         No Integration.  The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.

6.2           The Shareholders.  Each Shareholder represents and warrants to the Company and the other Shareholders, as of the date of this Agreement and as of the date of the closing of the issuance, sale and purchase of Shares pursuant to Section 1.1(b), as follows:

(a)        Organization, Existence, Good Standing and Power.  The Shareholder (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) has all requisite power and authority to conduct the business in which it is currently engaged; and (iii) has the power and authority to execute, deliver and perform its obligations under this Agreement.

(b)        Binding Effect.  This Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligations of the Shareholder, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(c)        No Contravention.  The execution and delivery of this Agreement by the Shareholder and the performance of its obligations hereunder and the consummation by the Shareholder of the transactions contemplated by this Agreement and compliance by the Shareholder with the provisions of this Agreement (i) have been duly authorized by all necessary company action, (ii) do not contravene the terms of the Shareholder’s organizational documents, (iii) do not materially violate, conflict with or result in any breach or contravention of, or, except with respect to any Existing Pledge which the Shareholder or any of its assets or properties may be subject, the creation of any material lien, charge or encumbrance under, any material agreement, contract, license, permit or instrument to which the Shareholder is a party or by which the Shareholder or any of its assets or properties are bound and (iv) do not materially violate any law, statute, regulation, order or decree applicable to, or binding upon, the Shareholder or any of its assets or properties.

(d)        Consents.  No Consent, not already obtained or made, and no lapse of a waiting period under any applicable law, statute, regulation, order or decree, is necessary or required in connection with the execution, delivery or performance by the Shareholder of this Agreement or the transactions contemplated hereby; provided, however, that the foregoing representation and warranty shall not apply to any Consent which may be required in the future as a result of the application of the rights and obligations provided for hereunder or the conducting of the Company’s business.

(e)        Compliance with Laws.  The Shareholder is in compliance in all material respects with all applicable laws, statutes, regulations, orders or decrees applicable to, or binding upon, the Shareholder or any of its assets or properties.

(f)         Purchase Entirely for Own Account.  The Shares are being acquired for investment for the Shareholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling, granting any participation with respect to or otherwise distributing the Shares.  The Shareholder does not have any contract, undertaking, agreement or arrangement with any person or entity to sell or transfer to any person or entity, or grant participation rights to any person or entity with respect to, any of the Shares.

(g)        Disclosure of Information.  The Shareholder has received all the information from the Company and its management that the Shareholder considers necessary or appropriate for deciding whether to purchase the Shares hereunder.  The Shareholder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Shares sufficient to enable it to evaluate its investment.

(h)        Investment Experience and Accredited Investor Status.  The Shareholder is an “accredited investor” (as defined in Regulation D under the Securities Act).  The Shareholder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

(i)         Restricted Securities.    The Shareholder understands that the Shares, when issued, shall be “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances.

ARTICLE VII

TERMINATION

7.1           Termination.  This Agreement shall remain in full force and effect until the sooner of:  (a) its termination pursuant to the next succeeding sentence of this Section 7.1 or (b) the dissolution of the Company; provided, however, that the dissolution of the Company, the merger of the Company with, or the transfer of all or substantially all the assets of the Company to, another entity which continues substantially all of the Company’s business shall not of itself terminate this Agreement.  This Agreement may be terminated at any time by the Shareholders owning at least 75% of the issued and outstanding Shares owned by all Shareholders.  Section 5.5 and Article VIII shall survive any termination or expiration of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1           Notices.  Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, upon confirmation of receipt when transmitted by facsimile transmission, on the next business day if transmitted by a nationally recognized overnight courier or on the third business day following mailing by first class mail, postage prepaid, in each case as follows (or at such other United States address or facsimile number for a party as shall be specified by like notice):

Notices to the Company:

Affiliates Insurance Company
101 West Washington Street, Suite 1100
Indianapolis, Indiana 46204
Attention:  President/Vice President
Facsimile No.:   (317) 632-2883

with a copy to:

Affiliates Insurance Company

400 Centre Street
Newton, Massachusetts 02458
Attention:  President/Vice President
Facsimile No.:  (617) 928-1305

Notices to FVE:

Five Star Quality Care, Inc.
400 Centre Street
Newton, Massachusetts 02458
Attention:  President
Facsimile No.:  (617) 796-8385

Notices to HPT:

Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts 02458
Attention:  President
Facsimile No.:  (617) 969-5730

Notices to HRP:

HRPT Properties Trust

400 Centre Street
Newton, Massachusetts 02458
Attention:  President
Facsimile No.:  (617) 332-2261

Notices to SNH:

Senior Housing Properties Trust

400 Centre Street
Newton, Massachusetts 02458
Attention:  President
Facsimile No.:  (617) 796-8349

Notices to TA:

TravelCenters of America LLC

24601 Center Ridge Road, Suite 200
Westlake, Ohio 44145
Attention:  President
Facsimile No.:  (440) 808-3301

and

Notices to RMR:

Reit Management & Research LLC

400 Centre Street
Newton, Massachusetts 02458
Attention:  President
Facsimile No.:  (617) 928-1305

8.2           Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  Except as permitted by Section 3.1, no party may assign this Agreement or its rights hereunder or delegate its duties hereunder without the written consent of the other parties.  No person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

8.3           Amendment and Waiver.

(a)        No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to each party at law, in equity or otherwise.  Any party hereto may waive in whole or in part any right afforded to such party hereunder.

(b)        Any amendment, supplement or modification of or to any provision of this Agreement, shall be effective upon the written agreement of the Company and the Shareholders owning not less than 75% of all Shares owned by the Shareholders; provided, however, that any amendment, supplement or modification of Article I or Article II shall require the approval of any Shareholder which may be adversely affected by any such amendment, supplement or modification.

8.4           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.5           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.6           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without regard to the conflicts of laws rules thereof, which would require the application of the laws of another jurisdiction.

8.7           Dispute Resolution

(a)           Any disputes, claims or controversies among any of the parties hereto arising out of or relating to this Agreement, the Company, its business, assets or operations or any insurance policies or coverage underwritten by the Company or any of its third party agents in furtherance of the Company’s insurance business, including any claims or disputes, whether in contract, tort, equity or otherwise and whether relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement (all of which are referred to as “Disputes”) shall be resolved through binding and final arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as modified herein.

(b)           There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within 15 days after receipt by respondent of a copy of the demand for arbitration.  The two party-nominated arbitrators shall jointly nominate the third and presiding arbitrator within 15 days of the nomination of the second arbitrator. If any arbitrator has not been nominated within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.  If there are more than two parties to the Dispute, all claimants on the one hand and all respondents, on the other hand, shall each select one arbitrator and the two party-nominated arbitrators shall jointly nominate the third and presiding arbitrator within 15 days of the nomination of the second arbitrator.  If  all claimants and all respondents are unable to agree on party appointed arbitrators, within 15 days of receipt by respondent(s) of the demand for arbitration, the AAA shall provide a list of proposed arbitrators in accordance with the Rules and all three arbitrators (or a single arbitrator if the parties so agree) shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party to the Dispute having a limited number of strikes, excluding strikes for cause.  Notwithstanding any provision in the Expedited Procedures to the contrary, the arbitrator shall be selected from the AAA’s large, complex case panel and the AAA’s regional office shall have no input into the compensation of any of the arbitrators.

(c)           The place of arbitration shall be Indianapolis, Indiana unless otherwise agreed by the parties to the Dispute.

(d)           Consistent with the expedited nature of the arbitration, there shall be only limited documentary discovery of documents directly related to the issues in dispute.

(e)           In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Indiana.  Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based.

(f)            Each party shall bear its own costs in the arbitration, and the arbitrators shall not render an award that would include shifting of such costs.

(g)           The Award shall be final and binding upon the parties to the Dispute and shall be the sole and exclusive remedy between the parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  The parties hereby waive any rights of application or appeal to any court of competent jurisdiction to the fullest extent permitted by law in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(h)           Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the date of the Award or such other date as the Award may provide.

8.8           Interpretation and Construction.

(a)        The words “hereof”, “herein”, “hereby” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)        Unless the context otherwise requires, references to sections, subsections or Articles refer to sections, subsections or Articles of this Agreement.

(c)        Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(d)        The words “include” and “including” and words of similar import shall be deemed to be followed by the words “without limitation”.

(e)        Words importing gender include both genders.

(f)         Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  In addition, references to any statute are to that statute and to the rules and regulations promulgated thereunder.

(g)        The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

8.9          Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

8.10         Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

8.11         Non-liability of Trustees and Directors.

(a)        COPIES OF THE DECLARATIONS OF TRUST, AS IN EFFECT ON THE DATE HEREOF, OF HPT, HRP AND SNH, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO, ARE DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.  THE DECLARATIONS OF TRUST, AS AMENDED AND SUPPLEMENTED, OF HPT, HRP AND SNH, PROVIDE THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT, HRP OR SNH, AS APPLICABLE, SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT, HRP OR SNH.  ALL PERSONS DEALING WITH HPT, HRP OR SNH IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HPT, HRP OR SNH, AS APPLICABLE, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

(b)        A COPY OF THE ARTICLES OF INCORPORATION, AS IN EFFECT ON THE DATE HEREOF, OF FVE, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.  NO DIRECTOR, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF FVE SHALL BE HELD TO ANY

PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, FVE.  ALL PERSONS DEALING WITH FVE, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF FVE FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

(c)        A COPY OF THE LIMITED LIABILITY COMPANY AGREEMENT, AS IN EFFECT ON THE DATE HEREOF, OF TA, TOGETHER WITH ALL AMENDMENTS THERETO, IS AVAILABLE TO A SHAREHOLDER PARTY HERETO UPON WRITTEN REQUEST MADE TO TA.  NO DIRECTOR, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF TA SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, TA.  ALL PERSONS DEALING WITH TA, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF TA FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[The Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Shareholders Agreement on the date first written above.

AFFILIATES INSURANCE COMPANY

By:	/s/ Jennifer B. Clark
Name: Jennifer B. Clark
Title: President

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey, Jr.
Name: Bruce J. Mackey, Jr.
Title: President and Chief Executive Officer

HOSPITALITY PROPERTIES TRUST

By:	/s/ John G. Murray
Name: John G. Murray
Title: President

HRPT PROPERTIES TRUST

By:	/s/ John A. Mannix
Name: John A. Mannix
Title: President

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ David J. Hegarty
Name: David J. Hegarty
Title: President

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Mark R. Young
Name: Mark R. Young
Title: Executive Vice President and General Counsel

REIT MANAGEMENT & RESEARCH LLC

By:	/s/ Mark L. Kleifges
Name: Mark L. Kleifges
Title: Executive Vice President